UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2014

5BARz INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53778	26-4343002
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

9444 Waples Street, Suite 140 San Diego, California 92121
(Address of principal executive offices)

(877) 723-7255

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

During the period March 6 to November 14, 2014 the Company issued 23,030,300 units at a price of $0.15 per unit for aggregate cash proceeds of $3,454,545. In addition, the Company issued 325,000 units for services, on the same terms, for aggregate proceeds of $48,750. Each unit is comprised of one share and one share purchase warrant to acquire a second share at a price of $0.30 per share acquired, with a two year term on the attached warrant.

The securities are sold by the Company without discount or commissions paid on the sales, pursuant to rule 506 exemption from registration, to accredited investors. The offering represents 11.7% of the total issued and outstanding shares of the Company sold to 71 investors, for additional working capital to the Company of $3,503,295.

Item 9.01                    Financial Statements and Exhibits

Exhibit

Number               Description

99.1 Press release dated November 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

5BARz INTERNATIONAL, INC. (Registrant)

Date: November 17, 2014	By:	/s/ Daniel Bland
Name: Daniel Bland
Title: Chief Executive Officer

/s/ Gil Amelio
Name: Gil Amelio
Title: Chairman of the Board